UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) January 8, 2010

Mac-Gray Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-13495	04-3361982
(Commission File Number)	(IRS Employer Identification No.)

404 Wyman Street, Suite 400
Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

(781) 487-7600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement

On January 8, 2010, Mac-Gray Corporation (the “Company”) entered into Amendment No. 2 to the Senior Secured Credit Agreement dated as of April 1, 2008 among the Company, Mac-Gray Services, Inc., Intirion Corporation, the lenders party thereto and Bank of America, N.A., as Administrative Agent and Collateral Agent (the “Amendment”).  The Amendment modifies the definition of Consolidated EBITDA to exclude non-cash expenses relating to swap arrangements that do not receive hedge accounting treatment.  A copy of the Amendment is attached hereto as Exhibit 10.1 and incorporated herein by reference.

The effect of the Amendment is to exclude the non-cash financial impact of the Company’s swap arrangements from the calculation of the financial covenants in the Senior Secured Credit Agreement.  In that regard, the Company recently entered into a $100 million interest rate swap.  The swap carries a floating interest rate of LIBOR (reset every 90 days) plus 4.60% and is intended to serve as a hedge against a portion of the Company’s $150 million 7.625% senior notes due 2015.  The swap agreement terminates on August 15, 2015, the same maturity date as the senior notes.

Item 9.01   Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit No.	Description

10.1	Amendment No. 2 to Senior Secured Credit Agreement dated January 8, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAC-GRAY CORPORATION

Date: January 11, 2010	By:	/s/ Michael J. Shea
		Name:	Michael J. Shea
		Title:	Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amendment No. 2 to Senior Secured Credit Agreement dated January 8, 2010